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                                                                   Exhibit 99.20

PRESS RELEASE

CONTACTS:

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:

LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         858-581-1199
ltannenbaum@ljlbio.com                               friestintl@aol.com


                LJL BIOSYSTEMS AWARDED KEY SMARTOPTICS-TM- PATENT


SUNNYVALE, CA - JUNE 15, 2000 - LJL BioSystems, Inc. (Nasdaq: LJLB) announced today the award of U.S. Patent and Trademark Office Patent No. 6,071,748 covering its SmartOptics-TM- light detection technology, a key element of LJL's instrument product line.

"We believe our SmartOptics' superior performance in both SNP genotyping and drug discovery is now covered by issued patents," commented Lev J. Leytes, Chairman and CEO of LJL. "We are very pleased with the award of this patent, which we believe broadly covers this technology. Our growing intellectual property portfolio now includes more than 65 issued, pending, and provisional patents. This patent pipeline demonstrates our continued leadership in the rapidly expanding life science markets."

"SmartOptics provides the ability to extract maximum signals from very small volume samples, while maintaining sensitivity. Therefore, we believe scientists using our technology are able to miniaturize assays to a greater extent than otherwise possible, which enables greater throughput at lower costs. In addition, with SmartOptics we are able to achieve better results with our HEFP-TM- detection technology," continued Mr. Leytes.

In addition to the patent issued today, LJL recently has received other patents covering various features of its instrument platform, including a patent for improving operations within integrated robotic systems.

"These newly issued patents reflect the breadth of our emerging patent portfolio, which ranges from innovative optical detection systems to fluorescence assays and micro-fluidics, as well as automated instrumentation," concluded Leytes.


ABOUT LJL BIOSYSTEMS, INC.


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LJL BioSystems designs, produces and sells infrastructure tools that accelerate and enhance the process of discovering new drugs in the genomics and post-genomics era. Our products, including instruments and consumables, are designed to provide flexible, cost-efficient, high throughput solutions that can be used across all stages of the drug discovery process, including screening and genotyping. Our worldwide customers include pharmaceutical, biotechnology and genomics companies as well as research institutions. LJL's customers include, among others, AstraZeneca, Aventis, Bristol Myers Squibb, SmithKline Beecham, Eli Lilly, Pfizer, Merck, Johnson and Johnson, Tularik, Millennium Pharmaceuticals, Amgen, and Incyte. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information can be found at www.ljlbio.com.

FORWARD-LOOKING STATEMENTS

Statements made in this news release, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Annual Report on Form 10-K, filed February 16, 2000, its Registration Statement on Form S-3 filed on March 14, 2000, and Form 10-Q filed on May 12, 2000 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future. For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.